Exhibit 99.3

Narrator:

We have always been called by the stars.

We have gazed from Earth’s shores to envision a future where we live up there.

Many have imagined, few have been, but there are those relentlessly driven to extend humanity’s reach beyond our planet.

At Redwire, we are transforming the future of space infrastructure, developing innovative technology that will make human space flight more sustainable, spark a thriving economy in low earth orbit, and unlock a new paradigm of satellite architectures that are more resilient and adaptable.

We provide the infrastructure that fuels expansion, infrastructure that delivers new possibilities.

These game-changing technologies will transform the economics of space and open new markets that were once imagined.

At Redwire, we are delivering the future.

With more than 50 years of space flight heritage, our technologies have shaped the course of space exploration, and will pave the way for a new era of discovery for generations to come.

We aren’t just imagining humanity’s future in space, we are building it.

Redwire: build above.